                             STYLECRAFT LAMPS, INC.










                                                        FINANCIAL STATEMENTS AND
                                                           SUPPLEMENTAL MATERIAL
                                          YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                          STYLECRAFT LAMPS, INC.

                                                                        CONTENTS
--------------------------------------------------------------------------------

         ORGANIZATION AND BUSINESS                                  3

         THE HIGHLIGHTS                                             4

         INDEPENDENT AUDITORS' REPORT                               5

         FINANCIAL STATEMENTS
            Balance sheets                                          6
            Statements of income                                    7
            Statements of stockholders' equity                      8
            Statements of cash flows                                9
            Summary of accounting policies                      10-11
            Notes to financial statements                       12-16

         SUPPLEMENTAL MATERIAL
            Independent auditors' report on
                supplemental material                              17
            Analysis of net sales                                  18
            Analysis of manufacturing overhead                     18
            Analysis of operating expenses                         19

                                                          STYLECRAFT LAMPS, INC.

                                                       ORGANIZATION AND BUSINESS
--------------------------------------------------------------------------------

STATE AND DATE          Tennessee - October 1977
OF INCORPORATION

OFFICE AND PLANT        Hernando, Mississippi

OFFICERS AND            Jimmy D. Webster, Jr.    -   President, Chief Executive
DIRECTORS                                            Officer and Chairman of
                                                     the Board

                        Robert M. Kennedy            President and Director

                        Henry L. Gray            -   Senior Vice President,
                                                     Secretary-Treasurer and
                                                     Director

                        Roland J. Harrison       -   Vice President of Finance,
                                                     Chief Financial Officer
                                                     and Director

                        James P. Tipton          -   Vice President of
                                                     Purchasing and Product
                                                     Development and Director

BUSINESS Manufacture and wholesale distribution of lamps and portable lighting.

                                                                         STYLECRAFT LAMPS, INC.

                                                                                 THE HIGHLIGHTS
-----------------------------------------------------------------------------------------------
Year ended December 31,                                    1998           1997           1996
-----------------------------------------------------------------------------------------------
NET SALES                                            25,388,927     21,093,158     18,913,208
    Percent increase (decrease)                            20.4           11.5           (8.7)

NET INCOME                                            2,165,642      1,490,750      1,231,665
    Percent to net sales                                    8.5            7.1            6.5
    Percent to stockholders' average equity                40.3           31.3           30.9

COST OF SALES
    Gross profit                                      7,304,207      5,906,357      5,482,905
    Percent to net sales                                   28.8           28.0           29.0

OPERATING EXPENSES                                    5,150,414      4,513,299      4,261,145
    Percent to net sales                                   20.3           21.4           22.5

WORKING CAPITAL
    At year end                                       4,303,630      3,900,402      3,468,055
    Current asset ratio                                2.2 TO 1       2.5 to 1       2.5 to 1
    Quick ratio (cash and trade accounts
        receivable to current liabilities)             1.3 TO 1       1.5 to 1       1.7 to 1
    Inventories                                       3,219,054      2,345,959      1,720,804
        Percent increase (decrease)                        37.2           36.3           (8.6)
        Percent of working capital                         74.8           60.1           49.6
        Turnover                                            6.5            7.5            7.5
    Trade receivables                                 2,612,564      2,145,996      1,981,171
        Percent increase                                   21.7            8.3            7.2
        Percent of working capital                         60.7           55.0           57.1
        Number of days sales                                 38             37             38

COMMON STOCK
    Outstanding shares at year end                        1,333          1,333          1,333
    Stockholders' equity                              5,484,531      5,236,992      4,273,378
    Distributions                                     1,918,103        527,136        644,000
    Per share:
        Earnings (basic and diluted)                      1,624          1,118            924
        Stockholders' equity                              4,114          3,929          3,206
        Distributions                                     1,439            395            483
-----------------------------------------------------------------------------------------------
                        See accompanying independent auditors' report on supplemental material.

                                                                                              4

INDEPENDENT AUDITORS' REPORT


Stylecraft Lamps, Inc.
Hernando, Mississippi

We have audited the accompanying balance sheets of Stylecraft Lamps, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stylecraft Lamps, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                 BDO Seidman, LLP

January 15, 1999
Memphis, Tennessee

-----------------------------------------------------------------------------------------------
December 31,                                                            1998             1997
-----------------------------------------------------------------------------------------------
ASSETS
CURRENT
    Cash and cash equivalents                                    $ 1,934,036      $ 1,887,304
    Receivables:
        Trade, less $30,000 and $20,000 allowance for possible
           losses (Notes 1 and 4)                                  2,612,564        2,145,996
        Other                                                         10,274           29,185
    Inventories (Note 2)                                           3,219,054        2,345,959
    Note receivable from stockholder                                 100,000          100,000
-----------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                               7,875,928        6,508,444

PROPERTY AND EQUIPMENT, less accumulated
    depreciation (Notes 3 and 5)                                   1,370,901        1,478,668


OTHER                                                                      -           77,922
----------------------------------------------------------------------------------------------

                                                                 $ 9,246,829      $ 8,065,034
-----------------------------------------------------------------------------------------------

                                                                         STYLECRAFT LAMPS, INC.

                                                                                 BALANCE SHEETS
-----------------------------------------------------------------------------------------------
December 31,                                                            1998             1997
-----------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Notes payable (Note 4)                                       $         -      $     5,000
    Stockholders' distributions payable                              567,215                -
    Accounts payable                                               2,730,008        2,095,904
    Accrued expenses                                                 245,075          354,946
    Current maturities of long-term debt (Note 5)                     30,000          152,192
-----------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                          3,572,298        2,608,042

LONG-TERM DEBT, less current maturities (Note 5)                     190,000          220,000
-----------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                  3,762,298        2,828,042
-----------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)

STOCKHOLDERS' EQUITY
    Common stock, $4 par - shares authorized 2,000;
        shares outstanding 1,333                                       5,332            5,332
    Additional paid-in capital                                        33,700           33,700
    Retained earnings (Note 7)                                     5,445,499        5,197,960
-----------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                         5,484,531        5,236,992
-----------------------------------------------------------------------------------------------

                                                                 $ 9,246,829      $ 8,065,034
-----------------------------------------------------------------------------------------------
            See accompanying summary of accounting policies and notes to financcial statements.

                                                                                              6

                                                                         STYLECRAFT LAMPS, INC.

                                                                           STATEMENTS OF INCOME
-----------------------------------------------------------------------------------------------
Year ended December 31,                                               1998               1997
-----------------------------------------------------------------------------------------------
NET SALES                                                     $ 25,388,927       $ 21,093,158
-----------------------------------------------------------------------------------------------

COST OF SALES
    Materials consumed                                          14,060,328         11,549,727
    Direct labor                                                 1,648,482          1,420,972
    Manufacturing overhead                                       2,375,910          2,216,102
-----------------------------------------------------------------------------------------------

Total cost of sales                                             18,084,720         15,186,801
-----------------------------------------------------------------------------------------------

GROSS PROFIT                                                     7,304,207          5,906,357

OPERATING EXPENSES                                               5,150,414          4,513,299
-----------------------------------------------------------------------------------------------

OPERATING INCOME                                                 2,153,793          1,393,058
-----------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
    Interest income                                                 63,891             91,551
    Interest expense                                               (21,199)           (31,060)
    Gain (loss) on sale of assets                                  (48,037)            10,295
    Miscellaneous - net                                             17,194             26,906
-----------------------------------------------------------------------------------------------

Total other income                                                  11,849             97,692
-----------------------------------------------------------------------------------------------

NET INCOME (Note 7)                                           $  2,165,642       $  1,490,750
-----------------------------------------------------------------------------------------------
            See accompanying summary of accounting policies and notes to financcial statements.

                                                                                              7

                                                                          STYLECRAFT LAMPS, INC.

                                                              STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------
                                                                                         Total
                                  Common Stock    Additional                            Stock-
                               ------------------  Paid-in    Retained    Treasury     holders'
                                 Shares   Amount   Capital    Earnings      Stock       Equity
------------------------------------------------------------------------------------------------
BALANCE, January 1, 1997           1,500   6,000    37,921   4,640,361    (410,90)   4,273,378

Net income for the year               -        -         -   1,490,750          -    1,490,750
Distributions to stockholders         -        -         -    (527,136)         -     (527,136)
Retirement of treasury stock       (167)    (668)   (4,221)   (406,015)   410,904            -
------------------------------------------------------------------------------------------------

BALANCE, December 31, 1997         1,333   5,332    33,700   5,197,960   $      -    5,236,992

Net income for the year               -        -         -   2,165,642          -    2,165,642
Distributions to stockholders         -        -         -   (1,918,10)         -    (1,918,10)
------------------------------------------------------------------------------------------------

BALANCE, December 31, 1998         1,333  $5,332   $33,700  $5,445,499   $      -   $5,484,531
------------------------------------------------------------------------------------------------
            See accompanying summary of accounting policies and notes to financcial statements.

                                                                                               8

                                                                         STYLECRAFT LAMPS, INC.

                                                                       STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------
Year ended December 31,                                                 1998             1997
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                  $  2,165,642      $ 1,490,750
    Depreciation and amortization                                    241,947          191,230
    Provision for bad debts                                           53,518           24,476
    Loss (gain) on sale of assets                                     48,037          (10,295)
    Non-cash officer compensation (Note 8)                           262,901                -
    Increase in operating assets:
        Receivables                                                 (501,175)        (186,596)
        Inventories                                                 (873,095)        (625,155)
    Increase (decrease) in operating liabilities:
        Accounts payable                                             634,104          246,644
        Accrued expenses                                            (109,871)         112,668
-----------------------------------------------------------------------------------------------

Net cash provided by operating activities                          1,922,008        1,243,722
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                              (332,568)        (615,889)
    Proceeds from sale of assets                                      27,450           75,613
    Increase in other assets                                         (62,078)         (20,478)
-----------------------------------------------------------------------------------------------

Net cash used by investing activities                               (367,196)        (560,754)
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to stockholders                                 (1,350,888)        (527,136)
    Principal payments on long-term debt                            (152,192)        (140,967)
    Line of credit repayments - net                                   (5,000)               -
-----------------------------------------------------------------------------------------------

Net cash used by financing activities                             (1,508,080)        (668,103)
-----------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS (Note 8)                        46,732           14,865

CASH AND CASH EQUIVALENTS, beginning of year                       1,887,304        1,872,439
-----------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                          $  1,934,036      $ 1,887,304
-----------------------------------------------------------------------------------------------
            See accompanying summary of accounting policies and notes to financcial statements.

                                                                                              9

                                                          STYLECRAFT LAMPS, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

BUSINESS The Company is a manufacturer of lamps and portable lighting sold primarily for wholesale distribution throughout the United States. The Company operates in five buildings in northwest Mississippi.

USE OF ESTIMATES             The preparation of financial statements in
                             conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES                  Inventories are valued at the lower of cost
                             (first-in, first-out) or market. Maintenance and office supplies are not inventoried.

PROPERTY,                    Property and equipment are stated at cost.
EQUIPMENT AND                Maintenance and repairs are charged to operations
DEPRECIATION                 when incurred. For financial reporting and income
                             tax purposes, depreciation is computed using the straight-line and accelerated methods over the following estimated useful lives:

                             --------------------------------------------------
                             Land improvements                            15-19
                             Buildings and improvements                    7-40
                             Office furniture and equipment                 5-7
                             Machinery and equipment                        5-7
                             Autos and trucks                               3-5
                             --------------------------------------------------

RECLASSIFICATIONS            Certain amounts in the 1997 financial statements
                             have been reclassified to conform to the 1998 presentation.

                                                          STYLECRAFT LAMPS, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

FAIR VALUE OF                The carrying amounts reported in the balance sheets
FINANCIAL                    for cash, accounts receivable and accounts payable,
INSTRUMENTS                  and accrued liabilities approximate fair value
                             because of the immediate or short-term maturity of these financial instruments. The carrying amounts of the Company's financial instruments consisting of cash and cash equivalents, accounts and notes receivable and long-term debt are estimated by management to approximate their respective fair values.

LONG-LIVED ASSETS            The Company assesses potential impairments to its
                             long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. No such impairment losses have been identified by the Company.

REVENUE                      Sales and related cost of sales are recognized upon
RECOGNITION                  passage of title which generally coincides with
                             shipment of the products to the customer.

                                                          STYLECRAFT LAMPS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  ACCOUNTS                 The Company is a manufacturer of lamps and portable
    RECEIVABLE AND           lighting, and grants credit to its customers,
    CONCENTRATION OF         substantially all of whom are domestic retailers.
    RISK                     Collections are dependent upon the retail economy.
                             The Company evaluates the need for reserves for potential losses from credit sales to these customers and such losses have been within management's expectations.

                             Due to the nature of its business and the volume of sales activity, the Company accumulates, from time to time, bank balances in excess of the insurance provided by Federal insurance authorities. At December 31, 1998, such excess balances totaled approximately $2,222,000.

                             Sales to one customer accounted for approximately 10% of total sales for 1998. Outstanding accounts receivable from this customer were approximately $342,000 at December 31, 1998. There were no sales exceeding 10% to one customer for 1997.

                             Activity in the allowance for possible losses is summarized as follows:

                             December 31,                        1998      1997
                             ---------------------------------------------------

                             BALANCE, beginning of year      $ 20,000  $ 20,000
                             Charged to expense                53,518    24,476
                             Uncollected balances written
                               off, net of recoveries         (43,518)  (24,476)
                             ---------------------------------------------------
                             BALANCE, at end of year         $ 30,000  $ 20,000
                             ---------------------------------------------------

                                                          STYLECRAFT LAMPS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.  INVENTORIES              Inventories are summarized as follows:

                             December 31,                     1998         1997
                             ---------------------------------------------------
                             Finished products and
                               work-in-process         $ 1,419,293  $ 1,194,649
                             Raw materials and
                               purchased parts           1,804,761    1,151,310
                             ---------------------------------------------------
                             Totals                    $ 3,219,054  $ 2,345,959
                             ---------------------------------------------------

3.  PROPERTY AND             Major classes of property and equipment consist of
    EQUIPMENT                the following:

                             December 31,                     1998         1997
                             ---------------------------------------------------

                             Land and improvements     $    97,079  $    97,079
                             Buildings and
                               improvements              1,412,686    1,235,213
                             Machinery and equipment       560,536      542,981
                             Office furniture and
                               equipment                   578,436      520,846
                             Autos and trucks              200,190      390,572
                             ---------------------------------------------------

                                                         2,848,927    2,786,691

                             Less accumulated
                               depreciation             (1,478,026)  (1,308,023)
                             ---------------------------------------------------

                             Net property and
                               equipment               $ 1,370,901  $ 1,478,668
                             ---------------------------------------------------

4.  NOTES PAYABLE            The Company has a $1,000,000 bank line of credit
                             agreement available through May 1, 1999. There were no borrowings outstanding under this agreement at December 31, 1998 and there were $5,000 of borrowings outstanding at December 31, 1997.
                             Borrowings bear interest at the bank's prime rate
                             (7.75% at December 31, 1998) and are collateralized by trade accounts receivable.

                                                          STYLECRAFT LAMPS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.  LONG-TERM DEBT           Long-term debt consists of the following:

                             December 31,                       1998       1997
                             ---------------------------------------------------

                             State of Mississippi Rural
                               Economic Development General
                               Obligation bond issue        $220,000   $250,000
                             Note to stockholder repaid in
                               December 1998                       -    122,192
                             ---------------------------------------------------

                             Totals                          220,000    372,192

                             Less current maturities         (30,000)  (152,192)
                             ---------------------------------------------------

                             Long-term debt                 $190,000   $220,000
                             ---------------------------------------------------

                             The State of Mississippi Rural Economic Development General Obligation bonds are scheduled to mature serially over the next six years and bear interest at an average coupon rate of 5.402%. The bonds are secured by property and equipment with a net book value of approximately $268,000.

                             The principal payments required on the bonds in future years are as follows:

                             ---------------------------------------------------
                             1999                                     $  30,000
                             2000                                        35,000
                             2001                                        35,000
                             2002                                        40,000
                             2003                                        40,000
                             2004                                        40,000
                             ---------------------------------------------------

                                                                      $ 220,000
                             ---------------------------------------------------

                                                          STYLECRAFT LAMPS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.  COMMITMENTS AND          The Company is involved in various legal matters in
    CONTINGENCIES            the ordinary course of its business. None of these
                             matters are expected to have a material adverse effect on the Company's financial statements.

                             The Company leases certain market showrooms under noncancellable operating leases which expire through the year 2002. Management expects that in the normal course of business, the leases will be renewed or replaced by other leases. Rent expense under all market showroom leases was approximately $135,000 and $132,000 for 1998 and 1997, respectively.

                             At December 31, 1998, the future minimum payments for showroom leases are as follows:

                             ---------------------------------------------------
                             1999                                     $  60,640
                             2000                                        44,557
                             2001                                        42,473
                             2002                                         3,548
                             ---------------------------------------------------

                             Total                                    $ 151,218
                             ---------------------------------------------------

7.  TAXES ON INCOME          The absence of a provision for income taxes is due
                             to the election by the Company, and consent by its stockholders, to include their respective shares of taxable income of the corporation in their individual tax returns. As a result, no federal or state income taxes are imposed on the Company.

                             At December 31, 1998, retained earnings which can be distributed tax free to shareholders were approximately $2,722,000.

                                                          STYLECRAFT LAMPS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.  SUPPLEMENTAL             Interest paid was $21,181 in 1998 and $31,253 in
    DISCLOSURE OF            1997. In 1998 an officer received non-cash
    CASH FLOW                compensation of $262,901 at estimated fair value
    INFORMATION              and consisted of $140,000 in life insurance premium
                             receivables and $122,901 in automotive equipment.
                             The book value of the assets included in the non-cash compensation was more than fair market value and, as a result, the Company recognized a $56,376 loss on the transfer. The transaction did not have a significant impact on the Company's results of operations.

9.  PENDING SALE             On August 22, 1998, the Company's stockholders
                             entered into an agreement to sell all of the Company's outstanding stock to a third party in exchange for cash. The sale is expected to close in February 1999.

10. YEAR 2000 ISSUES         Like other companies, Stylecraft Lamps, Inc. could
    (UNAUDITED)              be adversely affected if the computer systems we,
                             our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including
                             January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year
                             2000 issue will not have an impact on the Company's operations.

INDEPENDENT AUDITORS' REPORT
ON SUPPLEMENTAL MATERIAL


Our audits of the basic financial statements included in the preceding section of this report were made for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental material presented in the following section of this report is presented for purposes of additional analysis, and the information appearing on page 4 is presented to highlight certain information in the basic financial statements; they are not a required part of those financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

We have also previously audited, in accordance with generally accepted auditing standards, the balance sheet as of December 31, 1996 and the related statements of income, stockholders' equity and cash flows for the year then ended (which are not presented herein): and we expressed an unqualified opinion on those financial statements.

                                                    Certified Public Accountants

Memphis, Tennessee
January 15, 1999

                                                                         STYLECRAFT LAMPS, INC.

                                                                          ANALYSIS OF NET SALES
-----------------------------------------------------------------------------------------------
                                                    Year ended December 31,
                                 --------------------------------------------------------------
                                              1998                           1997
                                 ------------------------------- ------------------------------
                                                     PERCENT TO                    Percent to
                                          AMOUNT      NET SALES         Amount      Net Sales
-----------------------------------------------------------------------------------------------
Gross sales                         $ 26,514,298      104.4%      $ 21,776,433       103.2%
Less returns and allowances           (1,125,371)      (4.4)          (683,275)       (3.2)
-----------------------------------------------------------------------------------------------

Net sales                           $ 25,388,927      100.0%      $ 21,093,158       100.0%
-----------------------------------------------------------------------------------------------

                                                             ANALYSIS OF MANUFACTURING OVERHEAD
-----------------------------------------------------------------------------------------------
Year ended December 31,                                                 1998             1997
-----------------------------------------------------------------------------------------------
Indirect labor                                                   $ 1,840,407      $ 1,690,012
Payroll taxes                                                        180,491          202,465
Supplies                                                             156,042          116,586
Depreciation                                                          70,652           54,187
Utilities                                                             67,436           64,755
Repairs and maintenance                                               48,850           42,632
Rent                                                                   4,221            5,128
Workers' compensation insurance                                        3,867           30,298
General insurance                                                      3,944           10,039
-----------------------------------------------------------------------------------------------

Total manufacturing overhead                                     $ 2,375,910      $ 2,216,102
-----------------------------------------------------------------------------------------------
                        See accompanying independent auditors' report on supplemental material.

                                                                                             18

                                                                         STYLECRAFT LAMPS, INC.

                                                                 ANALYSIS OF OPERATING EXPENSES
-----------------------------------------------------------------------------------------------
Year ended December 31,                                                 1998             1997
-----------------------------------------------------------------------------------------------
SELLING EXPENSES
    Sales commissions                                            $ 1,946,425      $ 1,615,211
    Freight-out                                                      436,323          479,172
    Advertising and promotion                                        229,099          219,579
    Travel and entertainment                                          73,758           84,389
    Depreciation                                                      94,775           52,605
-----------------------------------------------------------------------------------------------

TOTAL SELLING EXPENSES                                             2,780,380        2,450,956
-----------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
    Salaries                                                       1,661,618        1,468,648
    Professional fees                                                127,854           42,986
    Repairs and maintenance                                           86,845           75,790
    Depreciation                                                      76,520           84,438
    Payroll taxes                                                     75,054           63,885
    Office supplies                                                   56,384           31,956
    Other taxes                                                       54,613           55,927
    Bad debt expense                                                  53,518           24,476
    Telephone                                                         37,167           32,124
    Employee benefits                                                 34,644           84,295
    Postage                                                           21,458           18,108
    General insurance                                                 16,814           42,797
    Dues and subscriptions                                            14,708            8,254
    Contract labor                                                    13,623                -
    Contributions                                                     10,654           10,621
    Bank charges                                                       3,670            3,116
    Miscellaneous                                                     24,890           14,922
-----------------------------------------------------------------------------------------------

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                          2,370,034        2,062,343
-----------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                         $ 5,150,414      $ 4,513,299
-----------------------------------------------------------------------------------------------
                        See accompanying independent auditors' report on supplemental material.

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